MANAGEMENT DISCUSSION SECTION

Operator: Good morning and welcome to the Independent Bank Corp’s First Quarter 2011
Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please also note this event is being recorded.

I would now like to turn the conference over to Chris Oddleifson. Please go ahead.

Chris Oddleifson, President and Chief Executive Officer

Good morning, everyone, and thank you for joining us today. I am accompanied, as always, by
Denis Sheahan, our Chief Financial Officer, who will elaborate on our financial results following my comments.

This call may contain forward-looking statements with respect to the financial condition, results of operations and business of Independent Bank Corp. Actual results may be different. Independent
Bank Corp. cautions you against unduly relying upon any forward-looking statements and disclaims any intent to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

I am very pleased to tell you that we kicked off 2011 in excellent fashion with terrific first quarter results. As I imagine you all know net income for the quarter was $11.2 million, which equates to
$0.52 per diluted share. This represents earnings growth of 21% and EPS growth of 18% over the prior year. Our business fundamentals remain as strong as ever and the consistency of our financial performance and ongoing business momentum really gave us the confidence to improve a 6% increase in our dividend last month.

The first quarter was marked by a number of positives. We had solid loan growth, higher net interest margin, increased capital ratios, favorable credit trends, strong core deposit levels, flat expense levels. I’ll touch on a few of these and Denis will add further comments.

Once again, our commercial loan activity has been strong. Our commercial portfolio grew at an annualized rate of 9% since year end. Growth was generated in both the C&I and commercial real estate sectors and this is not a one quarter aberration, but rather extends our track record of strong loan growth over many quarters now.

Our loan pipeline remains strong as we continue to capitalize on our reputation in the marketplace for reliability, service quality, and product depth. Home equity remains another strong performer for
us. Loan outstandings grew by over 25% annualized in the first quarter. Our origination activity has benefited from our aggressive marketing and product promotion endeavors.

So we feel very encouraged by what we’ve been able to accomplish in our lending and our new business generation efforts over the last few years especially in an environment when much of the industry, particularly, smaller banks are really struggling for any kind of meaningful volume.

Turning to the balance sheet, it is in excellent shape and a source of considerable strength. Our liquidity position is fine with core deposits comprising over 80% of total deposits. Our credit posture is strong with net charge-offs declining for the third consecutive quarter, with non-performing loan levels stable, but over 40% below where they were a year ago.

We continue to prudently grow our loan loss reserves in light of the prevailing uncertainty and to accommodate loan growth. Our capital levels grew nicely in the first quarter, up about 3% since year end. Tangible book value grew by the same rate as well. Every key capital ratio improved in the first quarter.

And I would like to reiterate that throughout the downturn, we never felt the need to raise incremental capital being very sensitive to shareholder dilution nor do we feel any compulsion to do so now.

Our view on the macro picture is that there is really no dramatic shift in sentiment, but encouraging signs continue to emerge around the edges. Mass unemployment has improved and has hit the lowest rate in two years. There was a net job growth in the state. There is no question of basic education, health service and technology-based industries have afforded us a resiliency when contrasted with the national picture. The housing scenario does remain a mixed bag with a much more prolonged recovery period being expected that continues to weigh on the collective psychology.

Turning back to our own franchise, we definitely aren’t sitting around relying on long awaited economic recovery to sustain our business momentum. We continue to invest in our priority businesses and look for ways to further engage our customer base. For example, we’ve recently unveiled an exciting array of mobile banking services that captures the latest in technology and convenience. Our M-deposit application allows customers to scan checks from their handheld devices to make direct deposits. We are among the first banks in New England to offer such a service and one of the few nationally to extend it to business customers.

Other features provide for tracking of account activity, transferring of funds between Rockland accounts and creating text alerts. We’re looking to expand our network of commercial banking centers to further exploit our unique presence in the Boston and Providence and down through
Southeastern Mass and the Cape Cod footprint. These areas are densely populated with numerous small and mid-sized companies where we can capitalize on our relationship building skills.

We continue to grow our investment management business. Assets under management now totaled just over $1.6 billion. So, all in all, I say the state of the franchise is in great shape. We really like our competitive position within the industry. We’re at a nice sweet spot; neither too big, nor too small. Big enough to enjoy the advantages of scale and have the ability to broaden our product set, so we can grow with our own customers as they get bigger, but small enough to retain a local feel and touch of a community bank, which creates enormous loyalty with customers.

We continue to look at ways to grow our franchise and add value both on a de novo and an M&A basis, but as in the past, will remain very, very disciplined on both fronts.

I think with that, I’ll end it and I’ll hand it over to Denis.

Denis K. Sheahan, Chief Financial Officer and Treasurer

Thank you, Chris, and good morning. Independent Bank Corp. reported net income of $11.2 million and diluted earnings per share of $0.52 in the first quarter of 2011 as compared to net income of
$11.8 million and diluted earnings per share of $0.56 in the fourth quarter of last year. On a year over-
year basis, net income and diluted earnings per share improved 21% and 18% respectively.

I’ll review a number of key topics now. We are very pleased with this quarter’s performance and believe it sets us up nicely for the year. As I indicated on last quarter’s call, our first quarter usually trends notably below the fourth quarter for a variety of factors and then performance picks up again throughout the year.

Key performance ratios were strong in this first quarter with return on average assets just a hair under 1%, return on equity over 10% and the net interest margin rising to 4.02%. Asset quality trends remain excellent and top docile among banks in the nation. Net charge-offs decreased again in the first quarter to $2 million or 23 basis points of loans annualized and the provision for loan losses was reduced to $2.2 million, while still adding to loan loss reserves.

Non-performing assets increased modestly in the first quarter to 73 basis points of assets and are more than 30% below where they were a year ago. In addition, delinquency trends were stable, with total loan delinquency at 1.19% of loans and early-stage delinquency, the 30 to 89-day bucket, increasing modestly to 71 basis points of loans.

As Chris discussed, loan growth was again strong in the first quarter in both the commercial and home equity portfolios. Commercial loan growth is largely driven by opportunities we see from larger institutions whose customers continue to feel disenfranchised. Our pipeline of new commercial opportunities has rebuilt nicely in the first quarter with the raw pipeline at its highest level in the last 12 months. We are optimistic this will move forward into the approved pipeline, which is up 18% from year-end, but low relative to most of the last 12 months.

In summary, activity is better than we thought it would be coming into the year and could result in good closings in the coming quarters. Deposits were stable in the quarter, down about 1% and reflect our fairly typical seasonal declines.

Importantly, we kicked off a major advertising campaign at the beginning of the second quarter, focused on increasing our awareness and in capturing depositors tired of the increasing fees leveled by competitors. Our hope is this campaign will serve to bring new consumer and small business households to the bank and we will update you on our success in coming quarters.

The net interest margin improved to 4.02% in the first quarter as we experienced further reduction in the cost of funds. Our total cost of deposits is now down to 40 basis points. Our expectation is we will hold the margin around this level between 3.95% and 4.05%. Non-interest income decreased
12% on a linked quarter basis due to reduced loan level swap fees, reflective of the robust prior quarter volume and lower mortgage banking income due to the end of the refinancing wave.

On the positive front, investment management revenue grew 9% on a linked quarter basis and 18%
year-over-year as we continue to make great inroads in this important business. Non-interest expense was flat on a linked quarter basis, with variances seen in higher occupancy cost due to snow removal and lower other expense due to lower loan collection expense.

It should also be noted that the first quarter included the absorption of a higher tax rate, mostly due to the expiration of some of our new market tax credits. The rate in the first quarter was 27% versus
23% last year. Tangible common equity increased again to 7.22% at the end of the fourth quarter, and tangible book value also rose to $15.26, continuing its steady growth.

I’ll now comment on earnings guidance for the year. Based upon the strong first quarter performance and an improved outlook for both credit cost and loan growth, we’re prepared to increase the annual diluted earnings per share estimate from the $2.02 to $2.12 range established in January to a new range for 2011 of $2.07 to $2.17.

That concludes my comments. Chris?

Chris Oddleifson, President and Chief Executive Officer

Okay, thank you very much. Operator, I think we’re ready to take questions.

QUESTION AND ANSWER SECTION

Operator: Absolutely. We’ll now begin the question and answer session. [Operator Instructions]
Our first question from Mark Fitzgibbon from Sandler O’Neill. Please go ahead.

<Q – Mark Fitzgibbon>: Good morning guys.

<A – Chris Oddleifson>: Good morning, Mark.

<A – Denis K. Sheahan>: Good morning, Mark.

<Q – Mark Fitzgibbon>: I was wondering, if you could maybe share with us what you think is driving that uptick in home-equity balances? Is it people drawing down their lines or is it new product or some promotion that you’re running?

<A – Chris Oddleifson>: It’s primarily driven by the promotion that we’re running in the marketplace, and combined with our direct mail efforts.

<Q – Mark Fitzgibbon>: Okay. And then, secondly, there was about a $3 million increase in REO balances, is that one loan or several loans, or what sort of drove that?

<A – Denis K. Sheahan>: It’s a number of credits, Mark, both within the commercial category and a couple in the residential area, but it’s nothing that we’re overly concerned about.

<Q – Mark Fitzgibbon>: Okay. And you referenced the pipeline being real strong. Could you share with us the size of those – of the various pipelines?

<A – Denis K. Sheahan>: Sure, I’d be happy to. Just on the follow-up before I do that on your question relative to home equity, the majority of the home equity volume in the first quarter – and it’s also true with the fourth quarter – was refinance, largely first position, home equity loan refinance. The second largest category was for home improvement, which is unusual given the time of the year. There is typically some home improvement begun here in the first and into the second quarter. In terms of the size of our pipeline, it’s over $630,000. The approved, but not closed, is a $140 million.

<Q – Mark Fitzgibbon>: Okay great. And then lastly, with respect to the asset management business, as you continue to grow that, is it more likely that you’ll do lift-outs of people and teams or is it more likely you’ll do acquisitions to grow that business?

<A – Chris Oddleifson>: Yeah, that’s a good question. On the acquisition side, Mark, the accounting associated with acquisitions over the last year has just become really onerous. You essentially have to take a capital charge that is the entire price including any earn out.
So it makes it really tough. We are always looking for good people, both individuals and potential team. I’d probably say we would be hiring people prior to making any sort of acquisition given the economics.

<Q – Mark Fitzgibbon>: Thank you.

Operator: Our next question comes from Mac Hodgson from SunTrust Robinson Humphrey.
Please go ahead.

<Q – Mac Hodgson>: Hey good morning.

<A – Chris Oddleifson>: Good morning, Mac.

<Q – Mac Hodgson>: Denis, on the revised guidance up about $0.05, that’s obviously incorporated in first quarter results and then the higher expected margin. Are there any – and you might have said this, but are there any other changes to the previous guidance metrics you gave in the fourth quarter call?

<A – Denis K. Sheahan>: Certainly, we expect loan growth to be up a little better than we anticipated. I think we’ve talked about 2% to 3% loan growth in the first quarter. We’re now expecting closer to 4% to 5% for the year. Commercial was stronger in Q1 and we see the way that this pipeline has rebuilt very nicely. Because we had such a strong fourth quarter in commercial, it chewed up a lot of the pipeline, but our team has done a really good job of rebuilding that. So we feel pretty good about exceeding our original expectations in terms of loan growth.
And then credit cost; I would not say we’re not going to be at the $2 million level per quarter, Q2, Q3 may be up, Q4, down. The first quarter was extraordinarily low in terms of credit, but we do think that credit costs will be lower than we originally guided.

<Q – Mac Hodgson>: Okay.

<A – Denis K. Sheahan>: Things are looking pretty good on the credit front.

<Q – Mac Hodgson>: Yeah, it was a great quarter. And I think I recall in the release, there might have been a – maybe a change in how you report interchange income?

<A – Denis K. Sheahan>: Yes, that’s right. We split interchange income out of service charges. It’s becoming more consistent with the call report now. Everything was grouped in service charges before, we’re now trying to isolate service charges and interchange and ATM fees. There also was a component of interchange that was net previously that we have now grossed out between non-interest income and non-interest expense. So it’s a little difficult on a comparative period basis, but it’ll make sense going forward.

<Q – Mac Hodgson>: How much was that if you have it that was -?

<A – Denis K. Sheahan>: I think it was $300,000 quarter-to-quarter of a difference because of the re-class.

<Q – Mac Hodgson>: Okay, great. Chris, you mentioned you’re looking to expand the commercial banking centers. Are there plans in place to open new offices or plans in place to hire a certain number of new bankers in those markets you mentioned, like Boston, Providence, et cetera?

<A – Chris Oddleifson>: Yes, I don’t want to get too specific here. But, yes, we have active plans and we’re working right now and as we open up, we’ll certainly make announcements. But we’re working it very actively.

<Q – Mac Hodgson>: Okay great. Thanks.

Operator: Our next question comes from Laurie Hunsicker from Stifel Nicolaus. Please go ahead.

<Q – Laurie H. Hunsicker>: Yeah, thanks. Hi. Good morning, Chris and Denis.

<A – Chris Oddleifson>: Good morning, Laurie. How are you?

<Q – Laurie H. Hunsicker>: Good. Just to follow up-on the question that was just asked, I mean linked quarter your occupancy had a big jump. Is there – can you just update us on that? I mean I assume some of that might have been snow removal, but -

<A – Denis K. Sheahan>: It was largely snow removal.

<Q – Laurie H. Hunsicker>: It was largely snow removal? Okay. Okay, and then in terms of your de novo branches, I mean what could we look to see you guys do this year, if you don’t find an acquisition?

<A – Chris Oddleifson>: Yeah, we’re actively looking for
de novo branches. But equally we’re also looking for LTOs sites and so on.

<Q – Laurie H. Hunsicker>: Okay.

<A – Chris Oddleifson>: And potentially non-traditional branches. The idea of building $3 million or $4 million branches in expensive sites and having them pay off in five or six years, we’re going to do that in select locations, but we’re also going to be working some other methods as well, and more later.

<Q – Laurie H. Hunsicker>: Okay. And then just remind us, in terms of whole bank deals, how far west will you go in Massachusetts?

<A – Chris Oddleifson>: Laurie, we’re very opportunistic. We look at the population centers and depending on what’s available and the pricing, we look at it all. What we probably wouldn’t do is go into sparsely populated low growth areas, which, you know, there are a lot of in
Massachusetts. But when you think about the going west, that if somebody were to raise their hand, we definitely want to be at the table.

<Q – Laurie H. Hunsicker>: Okay. And you definitely have the currency. Okay, so another question going back to non-interest expense, with the change in FDIC, what savings are we going to expect in terms of FDIC cost?

<A – Denis K. Sheahan>: Yes, Let me then look at the budget. It’s coming down in the second quarter, I think as you know, Laurie. Yes, we’re expecting a total for the year Laurie of just under $4 million, about $3.8 million. So our run rate in the first quarter was almost $1.3 million, it will drop to about $800,000 per quarter for the rest of the year.

<Q – Laurie H. Hunsicker>: Okay, that’s great. Okay and then just going back to the snow removal for a second, so snow removal cost in the quarter were about $600,000?

<A – Denis K. Sheahan>: $650,000, yes.

<Q – Laurie H. Hunsicker>: Okay.

<A – Chris Oddleifson>: We’re thinking about issuing shovels next year.

<Q – Laurie H. Hunsicker>: I mean at the back of the envelope, you could even pretty easily be above your 2.17% new guidance, I guess you don’t really want to comment on the new guidance. Okay, so one last question just going back to loan loss provision, because that’s the other kind of swing factor here and obviously the substantial improvement in your credit, it just looks great, low charge-offs. I mean as we look to see that line kind of jump around in 2011, it’s still going to probably stay with the two handle?

<A – Chris Oddleifson>: What do you mean you stay with the 2 handle? You mean, $2 million per quarter?

<A – Denis K. Sheahan>: Well, why don’t I give you guidance for the provision for the year if that would be helpful?

<Q – Laurie H. Hunsicker>: That would be great.

<A – Denis K. Sheahan>: We think in the region of $12 million to $14 million is a reasonable range. The first quarter was very good, but you can have Laurie, a lumpy commercial real estate credit where you take a charge-off and the charge-offs go up into $3 million, $3.5 million range, perhaps back down again. So we think for the year in the $12 million to $14 million range is reasonable.

<Q – Laurie H. Hunsicker>: Okay. And then when you look at kind of the bigger reserves to loans do you have a target in terms of where you would ideally like to view that?

<A – Denis K. Sheahan>: No, I mean, we don’t benchmark a target for reserve to loans.

<Q – Laurie H. Hunsicker>: Okay.

<A – Denis K. Sheahan>: Certainly we want to account for loan growth, but we’re not trying to hit a number there.

<Q – Laurie H. Hunsicker>: Okay. Okay. Great, those are all my questions. Nice quarter. Thanks again.

<A – Denis K. Sheahan>: Thank you.

<A – Chris Oddleifson>: Thank you.

Operator: Our next question comes from David Darst of Guggenheim Securities. Please go ahead.

<Q – David W. Darst>: Good morning.

<A – Denis K. Sheahan>: Good morning.

<A – Chris Oddleifson>: Good morning, David.

<Q – David W. Darst>: Could you comment on your funding strategy for loan growth? And I guess as it relates to the marketing campaign, do you think you’ll have to use some CD growth at a little bit higher cost to fund some of it?

<A – Denis K. Sheahan>: Well we certainly are engaged in both managing the cost of our deposits very carefully, but also we think there is opportunity for us to grow deposits.
So, this time of year is typically a lull for us. So we’ll have the seasonality kick into the second quarter and help us out somewhat with deposit growth. But also we’re going to be focused on both through this campaign, which is focused on consumer and small business deposits, but also in our commercial business very actively with our cash management services continuing to grow those really good DDAs and we have a wonderful mix of deposits, that’s what really drives our cost of deposit is those DDAs that comes out of the commercial business.
So we’re going to be very, very focused on continuing to grow deposits this year. Will we grow CDs, that hasn’t been a strategy for us recently. We certainly have the capacity to do that, with very strong distribution network, we know if we want to grow CDs we can, but that is not a focus for us right now. We’re more focused on core deposits.

<Q – David W. Darst>: Okay. How about any FHLB advances, are we fund any of the growth with any declines in the securities portfolio?

<A – Chris Oddleifson>: Well, we’ve lots of capacity to do FHLB advances and that is a good way to manage the interest rate risk associated with some of our more fixed-rate loans. We’ve been choosing to mitigate the interest rate risk in those portfolios through loan level swaps, largely in the last couple of years, but we’ve plenty of capacity at the Home Loan Bank. We may do that at some point, but we don’t feel compelled to it. We’ve lots of capacity; we like that capacity there for bursts of growth, when it may come, but we’re not feeling particularly compelled to do that at the moment.

<Q – David W. Darst>: Okay. How about – will you fund any of it with the securities portfolio?

<A – Chris Oddleifson>: No, David the securities portfolio, it’s around 12% of assets, it’s pretty low. We think we’ll probably maintain it around that level, there is not a lot of room for it to go below that. I think you probably agree.

<Q – David W. Darst>: Right, okay. And then – so as you have more commercial and CRE growth, should we see more growth in the interest rate derivatives this year?

<A – Chris Oddleifson>: We’d like to think so, yes. But there not all loans and not all borrowers are appropriate for an interest rate derivatives. But we like using them, we think it give us the opportunity to offer a good longer term fixed rate credit to our customers and provides the bank the opportunity to get it to variable and so we like that strategy. But we can’t use it in all instances and the instances that we don’t use it, we’ll consider other forms of funding whether it’d be core deposits or perhaps wholesale funding to your earlier question to mitigate the interest rate risk.

<Q – David W. Darst>: Okay, thank you.

<A – Chris Oddleifson>: Sure.

Operator: [Operator Instructions] Our next question comes from [ph] Mike Smith of Diversified
Capital Holdings (28:30). Please go ahead.

<Q>: Denis, how are you doing?

<A – Denis K. Sheahan>: Good, how are you?

<Q>: Denis, I had a specific question, maybe you could comment on it? Regarding in January, I think it was towards the end of the month, it looks like there was some filings in the SEC by Polaris
Capital and BlackRock?

<A – Chris Oddleifson>: Yes, filings by BlackRock.

<A – Denis K. Sheahan>: Yes, Mike, go ahead, what’s your question?

<Q>: Could you comment on that at all or bring some light to the situation? I believe there was
Polaris Capital also out of Boston...

<A – Denis K. Sheahan>: Yeah.

<Q>: Could you comment on that?

<A – Denis K. Sheahan>: The filings really just represent their ownership level of Independent
Bank Corp., I mean BlackRock, as an institution, you may or may not know through, they already had a position in us and through an acquisition that they did of Barclays index business, when you aggregate those two relationships together now under BlackRock, they become a very meaningful shareholder Independent Bank Corp., around 8% level. It is simple as that and we are not alone in that, both BlackRock and the Barclays funds had significant stock ownership in small-cap financial institutions. When that acquisition occurred there were many institutions where BlackRock bumped up right up against the 10% level.
Polaris is over a 5% shareholder in Independent Bank Corp. They also make their filing, there is nothing to read into that, they are both good organizations and we know them well.

<Q>: No, absolutely, I wasn’t inferring anything. I think, if anything, it’s a positive to show what a great job you guys have been doing.

<A – Denis K. Sheahan>: Yeah. Thank you. Thanks for question.

<Q>: Okay.

Operator: Our next question comes from Bryce Rowe of Robert W. Baird. Please go ahead.

<Q – Bryce W. Rowe>: Hi good morning, thanks.

<A – Chris Oddleifson>: Good morning.

<A – Denis K. Sheahan>: Hey, Bryce. How are you?

<Q – Bryce W. Rowe>: Doing well, thanks. Just to follow up on the deposit campaign, obviously targeting the core deposits, is there a particular product that you are offering? Is there a teaser rate that comes with that? And then what is the cost of that advertising campaign that we should expect later this year?

<A – Chris Oddleifson>: Bryce, this is Chris. The real emphasis of campaign is no fees and positioning against all the nuisance fees that are coming from the larger competitors. And we’re finding that highly resonating with the folks in our marketplace and they’re opening up the variety of accounts from the DDAs to savings and some CDs.

<A – Denis K. Sheahan>: It’s early. Bryce, we just kicked it off here in early
April. But it is focused as Chris said around this notion of the consumers and small businesses being irritated by the fees that are being leveled by particularly the larger organizations.
And in terms of cost, this is a significant campaign for us, we’ve budgeted for advertising expense to be up 73% this year. This campaign is over $1 million in spent associated with this campaign. So it’s a big, big campaign for us.

<A – Chris Oddleifson>: They’re great ads, Bryce.

<Q – Bryce W. Rowe>: Good, that sounds good. On the home equity side, can you guys comment on kind of the number of households that have been added? I assume you’re taking some market share from some folks as well as having the home improvement increase here in the first quarter.
Anything to – any color around that would be helpful?

<A – Denis K. Sheahan>: Yes, I can give you the number of applications and closings. It’s around 800 that sound about right from what you can see there, I’m just trying to total them up. About 800 different separate loans and line closings here in the first quarter. And you know from a quality perspective, it’s really good, it’s remarkable, the quality of the production. In the first quarter, the weighted average combined LTV of our production was 56% with the weighted average FICO of 776. So we are targeting here very effectively. The portfolio overall is very similar characteristics. The total portfolio weighted average combined LTV 55%, weighted average FICO 761. And just to remind you, we revalue using automated methodologies twice a year, we last did it in November and we rescore every quarter. So this has been a really, really strong performing portfolio for us and we like this business a lot.

<Q – Bryce W. Rowe>: Okay. And then last question for me. That was very helpful, Denis. Last question for me – you guys talked last quarter, I think, about some intensifying competition on the commercial side from some of your larger competitors. Any change in competitive dynamic there or is it still around the same level of competition that you saw over the last six months?

<A – Chris Oddleifson>: I would characterize it as a steady and more intense than six to nine months ago.

<Q – Bryce W. Rowe>: And the competition, Chris, is coming on the pricing side of things or is mostly...

<A – Chris Oddleifson>: Yeah, it’s mostly pricing, Bryce. I mean I think some of our banks are waking up and saying they need the assets to actually grow. And I think there is so much disruption, the one thing they have to offer is price. Despite all that, we’ve had good growth at prices that we find completely adequate and we have a strong pipeline. So, we’re not terribly concerned about it right now. Although competition is more present than it was during the really gloomy days.

<Q – Bryce W. Rowe>: Okay, thanks. Appreciate it.

Operator: Our next question comes from Damon DelMonte from KBW. Please go ahead.

<Q – Damon DelMonte>: Hi, good morning, guys. How are you?

<A – Chris Oddleifson>: Hi.

<A – Denis K. Sheahan>: Good morning, Damon.

<Q – Damon DelMonte>: If you guys could just give us a little color on your commercial real estate growth that you have been experiencing, kind of maybe what industries are you seeing this in and what’s the typical size of the loan?

<A – Denis K. Sheahan>: Sure. I can tell you by industry pretty readily. We’ve had good growth in retail in both commercial real estate and C&I, also in commercial real estate non-owner occupied. I’m looking at some of the larger credits here also is good in the first quarter. So that’s still generally the categories that we’ve had, retail and non-owner occupied real estate.

<Q – Damon DelMonte>: And what’s the typical size of the loans that you are writing?

<A – Denis K. Sheahan>: Well, Damon, it’s all over the map. It ranges from smaller multi-family loan up to a retail plaza anchored by a major supermarket that could be in the
$10 million, $11 million range. So it ranges.

<Q – Damon DelMonte>: Okay, that’s helpful. And then with the home equity growth that you experienced this quarter, can you kind of provide a breakout between how much of it was new originations and what percentage was drawdown on existing lines?

<A – Chris Oddleifson>: I think we have, most of it was new originations payment. I can tell you the usage on our lines is up modestly from a couple of years ago, but it’s still on that
50%, 55% range. It hasn’t grown extraordinarily. Do you happen to have that? No. Damon, I can get back to you with that, but it’s mostly new originations, not drawdown on lines.

<Q – Damon DelMonte>: Okay, okay, that’s very helpful. And then I guess, just lastly, could you guys give us an update on your outlook for the M&A environment in the Greater Boston area? I guess for, one, are you seeing more or hearing more chatter, more deal books coming across your desk and for, two, are you guys optimistic that you could participate in something in the future?

<A – Chris Oddleifson>: Yes, we can. Wainwright was sold to
Eastern and Danvers was sold to Peoples. And we’d love to be at the table opportunistically should other boards decide to sell. That’s all we can really say right now.

<Q – Damon DelMonte>: Okay, fair enough. That’s all I had. Thank you.

<A – Chris Oddleifson>: Great, thanks.

Operator: Our next question comes from Bernard Horn of Polaris Capital. Please go ahead.

<Q – Bernard R. Horn, Jr.>: Hi, good morning.

<A – Denis K. Sheahan>: Good morning.

<Q – Bernard R. Horn, Jr.>: A couple of minor housekeeping items. The first is just on the comment you made earlier with respect to advertising, it sounded like you said it was going to be up about 77% from last year. And I think last year it was just over $2 million, if I’ve got that right. So are you saying that it is going to be a 77% increase on top of that, if that was – did I get that right?

<A – Chris Oddleifson>: Yes, that’s correct.

<Q – Bernard R. Horn, Jr.>: Okay. And then on the -

<A – Denis K. Sheahan>: I think it is 73% in that ballpark.

<Q – Bernard R. Horn, Jr.>: 73% increase. Okay, and then the other question was on the FDIC assessment. It looks like you’re still booking about the same level as last year and do you expect that to change, I think it’s after September 1st when the new rate base starts to roll out, or the new regulations I meant?

<A – Denis K. Sheahan>: Yeah, we do expect it to come down to about from the current level, which is around $1.2 million, $1.3 million to about $800,000 a quarter going forward.

<Q – Bernard R. Horn, Jr.>: But so far this year that will only result in a savings for one quarter at that level?

<A – Denis K. Sheahan>: I think it’s actually, no. I think it’s earlier than that. I think it’s in the end of the second quarter we would begin to see that savings.

<Q – Bernard R. Horn, Jr.>: So you see it on the third and the fourth quarter?

<A – Denis K. Sheahan>: Yes.

<Q – Bernard R. Horn, Jr.>: Okay, so roughly $1.6 million plus the $2 million quarter for the first two quarters. Yeah, about that. Okay, so I’ll take the first number for the first and second quarter and then the $800,000 after that. Okay, all right, that’s all I have.

<A – Denis K. Sheahan>: It may even be that the FDIC insurance, I can get back to you on this. I think it starts in the second quarter, the improvement.

<Q – Bernard R. Horn, Jr.>: It begins in the second quarter?

<A – Denis K. Sheahan>: Yes.

<Q – Bernard R. Horn, Jr.>: Okay, for some reason I thought I read that the invoices don’t go out until September, the end of September.

<A – Denis K. Sheahan>: But they’re effective – I think they’re effective in the second quarter.

<Q – Bernard R. Horn, Jr.>: I understand now, okay. It could be like more than two quarters is what you’re saying.

<A – Denis K. Sheahan>: Yes, yes, and I’ll double-check that, Bernie, and if it’s any different, I will get back to you. But my understanding is the invoices go out later, but they’re effective for the earlier period.

<Q – Bernard R. Horn, Jr.>: Okay, I understand that now.

<A – Denis K. Sheahan>: For the second quarter.

<Q – Bernard R. Horn, Jr.>: Okay, great. That’s a big...

<A – Denis K. Sheahan>: So our expectation is $1.3 million for the first quarter and then $800,000 a quarter for Q2, Q3 and Q4.

<Q – Bernard R. Horn, Jr.>: Okay. That’s helpful. All right, otherwise everything seems good on our side. Thanks very much for great quarter and talk to you next time.

<A – Denis K. Sheahan>: Thank you.

<A – Chris Oddleifson>: Thank you.

Operator: [Operator Instructions]

Chris Oddleifson, President and Chief Executive Officer

Okay. That’s it, operator?

Operator: That is it. I’m going to turn it back over to our speakers for any closing remarks, gentlemen.

Chris Oddleifson, President and Chief Executive Officer

Okay. Well, we thank everybody for their interest and support and we look forward to talking to you after the second quarter. Have a good weekend. Bye.

Operator: The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect your lines.

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